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                                   EXHIBIT 4.3

                           WARRANT FOR THE PURCHASE OF
                             SHARES OF COMMON STOCK


     FOR VALUE RECEIVED, Tomorrow's Morning, Inc. (the "Company") hereby certifies that Michael Fuchs, or a permitted successor or assign thereof, is entitled to purchase from the Company, at any time or from time to time commencing June 25, 1998 (the "Commencement Date") and prior to 5:00 P.M., P.S.T., on June 24, 2003 (the "Expiration Date"), Two Hundred Fifty Thousand (250,000) fully paid and nonassessable shares of common stock of the Company, for Two Dollars ($2.00) per share, subject to adjustment pursuant to Section 3. (Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "Warrant Shares," (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price," (iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price," (v) this Warrant, all identical warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such other warrants are referred to as the "Warrants" and (vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants are referred to as the "Holders").

     1.   EXERCISE OF WARRANT.

          (a) EXERCISE FOR CASH. This Warrant may be exercised, in whole at any time or in part from time to time, from the Commencement Date until 5:00 P.M., P.S.T., on the Expiration Date (the "Warrant Period"), by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for the applicable number of Warrant Shares shall be made by certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine) and (b) deliver the other securities and properties receivable by the Holder upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

          (b) CASHLESS EXERCISE. In lieu of exercising this Warrant in the manner set forth in paragraph (a) above, the Warrant may be exercised, in whole or in part, by surrender of the Warrant without payment of any other consideration, commission or remuneration, by execution of the cashless exercise subscription form attached hereto. The number of shares to be issued in exchange for the Warrant will then be computed by subtracting the Per Share Warrant Price from the closing bid price of the Common Stock on the date of receipt of the cashless exercise subscription form, multiplying that amount by the number of shares for which the Warrant is being exercised, and dividing by the closing bid price as of the same date. In the event there is no available "closing bid price," the Company and the Holder shall use their best efforts to determine an alternative method of calculation in order that a cashless exercise is still achievable.

     2. RESERVATION OF WARRANT SHARES; LISTING. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except for applicable state or federal securities law restrictions) and free and clear of all pre-emptive rights.

     3.   PROTECTION AGAINST DILUTION

          (a) DISTRIBUTION OF DEBT, ASSETS OR SECURITIES. If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute (for no consideration) to the holders of shares of Common Stock evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Section 3(b)),(any such nonexcluded event being herein called a "Special Dividend"), then in each case the Holder, upon the exercise of this Warrant, shall be entitled to receive in addition to the shares then issuable under this Warrant, (i) the assets or securities to which such Holder would have been entitled as a holder of Common Stock if such Holder had exercised this Warrant immediately prior to the record date for such Special Dividend and (ii) with respect to clause (A) below only, any income earned on the assets or securities distributed from the distribution date to the date of exercise. At the time of any such distribution, the Company shall either (A) deposit the assets or securities payable to the Holder pursuant hereto in trust for the Holder with an "eligible institution" with instructions as to the investment of such property and any proceeds therefrom so as to protect the value of such property and income for the Holder upon exercise of the Warrant or (B) distribute to the Holder the assets or securities to which it would be entitled upon exercise and, upon any such distribution pursuant to this clause (B), the provisions of this subparagraph (a) shall no longer apply to such event. Such election shall be made by the Company giving written notice thereof to the Holder.

     For the purposes of this subsection 3(a), the term "eligible institution" shall mean a corporation organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or state authority.

          (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this

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


Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Per Share Warrant Price shall be proportionately decreased in the case of a subdivision or proportionately increased in the case of a combination. Upon each adjustment in the Per Share Warrant Price pursuant to this paragraph, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Per Share Warrant Price by a fraction, the numerator of which shall be the Per Share Warrant Price immediately prior to such adjustment and the denominator of which shall be the Per Share Warrant Price immediately thereafter.

          (c) STOCK DIVIDEND. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to, Common Stock (except any distribution provided for in subparagraphs (b) or (f) of this Section 3) then the Per Share Warrant Price shall be decreased from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Per Share Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution. Upon each adjustment in the Per Share Warrant Price pursuant to this paragraph, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Per Share Warrant Price by a fraction, the numerator of which shall be the Per Share Warrant Price immediately prior to such adjustment and the denominator of which shall be the Per Share Warrant Price immediately thereafter.

          (d) SALES BELOW MARKET PRICE. If and whenever the Company shall issue or sell its shares of Common Stock for the consideration per share which is below the then fair market value per share for its shares of Common Stock (unless the provisions of Sections 3(a)-3(c) or Sections 3(e) or 3(f) shall be applicable, in which event this subsection 3(d) shall not apply), the following provisions shall apply. An "Adjusted Fair Market Value" shall be computed (to the nearest cent, a half cent or more being considered a full cent) by dividing:

               (i) the sum of (x) the result obtained by multiplying the number of shares of Common Stock of the Company outstanding immediately prior to such issue or sale by the then fair market value, plus (y) the consideration, if any, received or deemed received by the Company upon such issue or sale, by

               (ii) the number of shares of Common Stock of the Company
                    outstanding and deemed to be outstanding immediately after such issue or sale.

     The resulting number shall be deemed to be the Adjusted Fair Market Value per share. Thereafter, the Per Share Warrant Price shall be adjusted to be equal to the product of the Per Share Warrant Price in effect immediately prior to such actions, multiplied by a fraction the

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numerator of which is the Adjusted Fair Market Value per share and the denominator of which is the fair market value per share immediately prior to such actions. Upon any such adjustment of the Per Share Warrant Price, the number of shares of Common Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Per Share Warrant Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Per Share Warrant Price resulting from such adjustment.

          (e) RIGHTS; OPTIONS; WARRANTS; CONVERTIBLE SECURITIES. In case the Company shall issue rights, options, warrants or convertible or exchangeable securities ("Convertible Securities") entitling the holders thereof to subscribe for or purchase Common Stock at a price per share that is lower (at the record date for such issuance) than the fair market value per share of such Common Stock, (i) the number of shares of Common Stock thereafter issuable upon the exercise of this Warrant shall be determined by adding the number of shares of Common Stock theretofore issuable upon exercise of this Warrant to the product of (x) the Cheap Stock Issued (as defined below), multiplied by (y) the Ownership Ratio (as defined below), and (ii) the Per Share Warrant Price shall be adjusted by multiplying such Per Share Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of each Warrant immediately prior to the adjustment set forth in clause (i), and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter; provided, however, that such price shall not be reduced below par. Such adjustments shall be made whenever such rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible or exchangeable securities.

     For purposes of this Section 3(e), the "Cheap Stock Issued" shall be the number of additional shares of any Common Stock offered by the Company for subscription or purchase as described above minus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then fair market value per share of Common Stock. The "Ownership Ratio" shall be a fraction, the numerator of which shall be the number of shares of Common Stock theretofore issuable upon exercise of this Warrant, and the denominator of which shall be the number of shares of Common Stock then outstanding on the date of issuance of (and entitled to receive) such rights, options, warrants or convertible or exchangeable securities.

          (f) MERGERS, REORGANIZATIONS AND OTHER TRANSACTIONS. In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than as a result of a subdivision or combination)), or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Company, or such successor or purchasing corporation shall execute a new Warrant providing that the Holder of this Warrant shall have the right thereafter to convert such Warrant into the kind and amount of securities, cash or other property which such Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been converted immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 and shall otherwise be subject to the same provisions and upon the same terms and conditions set forth herein. No consolidation or merger of the Company with or into another corporation referred to in the first sentence of this paragraph
(f) shall be consummated unless the successor or purchasing corporation referred to above shall have agreed to execute a new Warrant as provided in this Section
3. The above provisions of this Subsection 3(f) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions to be made, shall be mailed to the Holders of the Warrants not less than 10 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

          (g) ADJUSTMENT PROCEDURES. No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Subsection 3(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Subsection 3(g)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon exercise hereof. All calculations under this Section 3 shall be made to the nearest cent. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

         (h) ACCOUNTANTS' CERTIFICATE. Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly obtain, at its expense, a certificate of a firm of independent public accountants of nationally recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same, and cause copies of such certificate to be promptly mailed (by first class mail, postage prepaid) to the Holders of the Warrants at 9 West 57th Street, Suite 4220,

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     New York, New York 10019, or at such other address as may be provided in writing by the Holder to the Company.

          (i) NOTICE OF CAPITAL CHANGES. In case:

                  (a) the Company shall declare any dividend or distribution payable to the holders of its Common Stock;

                  (b) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization; or

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give the Holder of this Warrant written notice, in the manner set forth in subparagraph (h) above, of the date on which a record shall be taken for such dividend or distribution or for determining shareholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such written notice shall be given at least 30 days prior to the transaction in question and not less than 20 days prior to the record date in respect thereto.

     4. FULLY PAID STOCK; TAXES. The Company agrees that the shares of Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to any liens, security interests, encumbrances, charges or pre-emptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue, transfer or similar taxes which may be payable in respect of the issue or delivery of any Warrant Share or certificate therefor.

     5. REGISTRATION UNDER SECURITIES ACT OF 1933.

         (a) REGISTRATION RIGHTS. The Company agrees that if, at any time and from time to time during the Warrant Period, the Board of Directors of the Company shall authorize the filing of a registration statement or a post-effective amendment to a registration statement other than the registration statement for the Company's initial public offering (Registration No. 333-4792-LA) (any such registration statement being hereinafter called a "Subsequent Registration Statement") under the Securities Act of 1933, as amended (the "Act") (other than a registration statement on Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its shareholders, the Company will (i) promptly (and in no event later than at least 45 days before the initial filing with the Securities

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and Exchange Commission (the "Commission") of the Subsequent Registration
Statement) notify the Holder and each of the Holders, if any, of other Warrants and/or Warrant Shares that such Subsequent Registration Statement will be filed and that the Warrant Shares which are then held and/or which may be acquired upon the exercise of the Warrants, by the Holder and such Holders, will, at the Holder's and such Holders' request, be included in such Subsequent Registration Statement; (ii) include in the securities covered by such Subsequent Registration Statement all Warrant Shares which it has been so requested to include; (iii) use its best efforts to cause such Subsequent Registration Statement to become effective as soon as practicable; (iv) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of six months; provided, however, that in the case of any registration of securities which are intended to be offered on a continuous or delayed basis, such six-month period shall be extended, if necessary, to keep the registration statement effective until all such securities are sold; provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in the registration statement; (v) notify each such Holder of Warrant Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event which may require the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Warrant Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to each such Holder any such supplement or amendment; (vi) use its best efforts to cause all such Warrant Shares to be listed on each securities exchange or market on which similar securities issued by the Company are then listed or traded; and (vii) take all other action necessary under any federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such Subsequent Registration Statement or to be sold or otherwise disposed of, and will maintain such compliance with each such federal and state law and regulation of any governmental authority for the period necessary for the Holder and such Holders to effect the proposed sale or other disposition. The foregoing notwithstanding, the Holders shall be entitled to only four registrations under this Section 5(a).

          (b) REGISTRATION PROCEDURE; INDEMNIFICATION. In connection with any registration under Section 5, the Company covenants and agrees (i) to furnish without charge to each Holder desiring to sell Warrant Shares such number of prospectuses as shall reasonably be requested, (ii) to pay all costs (excluding fees and expenses of Holder(s) counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to this Section 5 including, without limitation, registration filing fees, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses, (iii) to take all necessary action which may be required in qualifying or registering the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such

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states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction, (iv) to furnish to each Holder (and to each underwriter, if any), an opinion of counsel to the Company dated the effective date and the closing date and a "cold comfort" letter dated the effective date and closing date and (v) to indemnify the Holder(s) of the Warrant Shares to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act, or Section 20(a) of the Exchange Act against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Warrant Shares under the securities laws thereof or filed with the Commission any state securities commission or agency, the National Association of Securities Dealers, Inc., The Nasdaq Stock Market or any securities exchange, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made specifically in reliance upon and in conformity with written information furnished to the Company by the Holder(s) expressly and specifically for use in such registration statement, any amendment or supplement thereto or any application, as the case may be. The Company agrees promptly to notify the Holder(s) of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the resale of the Warrant Shares or in connection such registration statement. The Holder(s) of the Warrant Shares to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of such Holders, or their successors or assigns, expressly for specific inclusion in such registration statement; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of securities sold as contemplated herein. Each party entitled to indemnification under this
Section 5(b) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder except to the extent the Indemnifying Party is actually prejudiced. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not unreasonably be withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom. Notwithstanding the foregoing provisions of this Section 5, any such payment or reimbursement by the Holder(s) of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against the Company or such indemnified person as a direct result of the Company or such person's gross negligence or willful misfeasance will be promptly repaid to the Holder(s).

          (c) RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Warrant Shares to the public without registration, the Company agrees to (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Act (and any successor rule to Rule 144) at all times from and after 90 days following the effective date of the first registration statement under the Act filed by the Company for an offering of its securities to the public; and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act at any time after it has become subject to such reporting requirements.

          (d) TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register the Warrant Shares granted by the Company under this
Section 5 may be transferred or assigned by a Holder to a transferee or assignee of any of the Warrants or the Warrant Shares; provided that the Company is given written notice by a Holder at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and provided further that the transferee or assignee of such rights assumes the obligations of such Holder under this Section 5.

     6. TRANSFERABILITY.

          (a) Subject to Section 5 above, neither the Warrants nor the Warrant Shares have been or will be registered under the Act or qualified under the laws of any jurisdiction. In agreeing to issue the Warrants, the Company has relied, among others, upon the exemption from registration provided by Section 4(2) of the Act on the ground that the Warrants are to be issued in a transaction by an issuer not involving any public offering.

          (b) Holder represents that he, she or it is acquiring the Warrants for their own account and not with a view to the distribution thereof. Holder agrees not to offer, sell, transfer, pledge or hypothecate any Warrants or any Warrant Shares without an effective registration statement for such Warrants or Warrant Shares under the Act and all required state qualifications or an opinion of counsel satisfactory to the Company to the effect that such registration and qualifications are not required.

          (c) The certificates evidencing the Warrants and/or the Warrant Shares shall contain a legend substantially in the form set forth below, and the Company may issue orders to any duly authorized agent for the Warrants and to its transfer agent for the Common Stock not to transfer the Warrants or Warrant Shares if such restrictions are not satisfied.

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER THE LAWS OF ANY STATE. THEY MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND ALL REQUIRED STATE QUALIFICATIONS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER HEREOF TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATIONS ARE NOT REQUIRED."

          (d) Subject to compliance with the foregoing, the Holder of any Warrant may, prior to exercise or expiration thereof, surrender such Warrant at the principal office of the Company for transfer or exchange. Within a reasonable time after notice to the Company from a registered Holder of such Holder's intention to make such exchange and without expense (other than transfer taxes, if any) to such registered Holder, the Company shall issue in exchange therefor another Warrant or Warrants, in such denominations as requested by the registered Holder, for the same aggregate number of Warrants so surrendered and containing the same provisions and subject to the same terms and conditions as the Warrant(s) so surrendered. The Company may treat the registered holder of this Warrant as he, she or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or such Holder's duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of the Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the Holder thereof shall be identical to those of the original Holder.

     7. LOSS, ETC. OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

     8. WARRANT HOLDER NOT A SHAREHOLDER. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect to any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

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

     9. COMMUNICATION. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

          (a) the Company at 125 South Barrington Place, Los Angeles, California 90049 or such other address as the Company has designated in writing to the Holder; or

          (b) the Holder at 9 West 57th Street, Suite 4220, New York, New York 10019, or at such other address as the Holder has designated in writing to the Company.

     10. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

     11. APPLICABLE LAW. Due to the fact that the Company is incorporated in California and has its principal place of business in that state, this Warrant shall be governed by and construed in accordance with the law of the State of California, without giving effect to the principles of conflicts of law thereof.

     12. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Warrant contains the entire agreement of the parties with respect to its subject matter and supersedes all prior understandings or agreements, written or oral, with respect to such subject matter. Any provision of this Warrant may be amended or waived, but only if such amendment or waiver is in writing and is signed by the Company and the Holder.

     13. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions in the Warrant.

     IN WITNESS WHEREOF, Tomorrow's Morning, Inc. has caused this Warrant to be signed as of June 25, 1998.

                            TOMORROW'S MORNING, INC.

                            By:________________________________
                             Adam Linter, President

                                  SUBSCRIPTION

     The undersigned, _____________________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase shares of the Common Stock of Tomorrow's Morning, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:  __________________          Signature: _____________________________

                                    Address:   _____________________________

                                               -----------------------------



                                   ASSIGNMENT

     FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto _____________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint ____________________, as attorney, to transfer said Warrant on the books of Tomorrow's Morning, Inc.

Dated:  __________________          Signature: _____________________________

                                    Address:   _____________________________

                                               -----------------------------


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


                               PARTIAL ASSIGNMENT


     FOR VALUE RECEIVED__________________ hereby assigns and transfers unto ____________________ the right to purchase ________ shares of the Common Stock of Tomorrow's Morning, Inc. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint _____________, as attorney, to transfer that part of said Warrant on the books of Tomorrow's Morning, Inc.

Dated:  __________________          Signature: _____________________________

                                    Address:   _____________________________

                                               -----------------------------



                         CASHLESS EXERCISE SUBSCRIPTION


     The undersigned, _____________________ pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe to that number of shares of stock of Tomorrow's Morning, Inc. as are issuable in accordance with the formula set forth in Section 1(b) of the Warrant, and makes payment therefor in full by surrender and delivery of this Warrant.

Dated:  __________________          Signature: _____________________________

                                    Address:   _____________________________

                                               -----------------------------



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